Exhibit 1.1

5,000,000 Shares

ZHONGPIN INC.

Common Stock

UNDERWRITING AGREEMENT

March 16, 2011

Credit Suisse Securities (USA) LLC,
As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.           Introductory.  Zhongpin Inc., a Delaware corporation (“Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (“Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 5,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) (hereinafter referred to as the “Offered Shares”).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Offered Shares set forth opposite their respective names in Schedule A.

In consideration of the mutual agreements contained herein and the interest of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

2.           Representations and Warranties of the Company.

(a)           Representation and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(i)                 Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-171093) including a related prospectus or prospectuses, covering the registration of the Offered Shares under the Act, which has become effective. “Registration Statement” at any particular time means such S-3 registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such S-3 registration statement, that in each case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 10:30 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Shares means the time of the first contract of sale for the Offered Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                 Compliance with Securities Act Requirements. (A) (a) At the time the Registration Statement initially became effective, (b) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (c) at the Effective Time relating to the Offered Shares and (d) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (a) on its date, (b) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (c) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)                Registration Statement and Prospectus.  The Company meets the requirements for use of Form S-3 under the Act and has complied with the requirements of Rule 415 of the Rules and Regulations with respect to the Registration Statement.  The Registration Statement has become effective under the Act.  No stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of the preliminary prospectus supplement dated March 7, 2011, including the base prospectus dated January 31, 2011 (the “Preliminary Prospectus,” which is the most recent Statutory Prospectus distributed to investors generally), any Issuer Free Writing Prospectus or the Final Prospectus has been issued by the Commission and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with.

(iv)                General Disclosure Package.  As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Preliminary Prospectus and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v)                 Use of Preliminary Prospectuses.  Each Preliminary Prospectus, if any, at the time of filing thereof, complied in all material respects with the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to statements in or omissions from the any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter Information.

(vi)                Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representative and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)               Incorporated Documents.  Each of the documents incorporated by reference in any of the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus or the Final Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder, was filed on a timely basis with the Commission and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)              Distributed Materials.  The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Shares other than the preliminary prospectus supplement dated March 7, 2011, including the base prospectus dated January 31, 2011, any Issuer Free Writing Prospectus, the Final Prospectus, the documents incorporated by reference therein and other materials, if any, permitted under the Act to be distributed.  The Company will file with the Commission all Issuer Free Writing Prospectus required to be filed in the time required under Rules 164(b)(2) and 433(d) of the Rules and Regulations, as the case may be.

(ix)                 Not an Ineligible Issuer.  (A) At the time of the initial filing of the Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(x)                 Good Standing.  Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of each of its respective jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing (A) would not have, individually or in the aggregate, a material adverse effect upon the business, operations, prospects, properties, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) impair in a material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Final Prospectus (any such effect as described in clauses (A) or (B), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities as included in Annex A hereto (each, a “Subsidiary,” and together, the “Subsidiaries”).

(xi)                 Due Authorization and Enforceability.  The Company has the full right, power and authority to enter into this Agreement and to perform and discharge its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(xii)                The Offered Shares.  The Offered Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company that have not been waived or complied with and will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xiii)               Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure package and the Final Prospectus, and the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Final Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xiv)               Subsidiaries.  Other than the Subsidiaries listed in Annex A hereto, the Company has no other Subsidiaries.  All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are owned directly by the Company or through one or more wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(xv)                No Conflict.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and sale by the Company of the Offered Shares, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws  of the Company or any Subsidiary, or (C) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties or assets.

(xvi)               Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Shares by the Company, except such as have been obtained, or made and such as may be required under securities or blue sky laws of the jurisdictions in which the Offered Shares are to be offered, under the rules and regulations of FINRA (as defined below) and NASDAQ Stock Market.

(xvii)              No Registration Rights.  Except as otherwise described in the General Disclosure Package, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting of transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xviii)             Independent Accountants.  BDO Guangdong Dahua Delu CPAs (“BDO”) who have certified the financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is (A) an independent public accounting firm within the meaning of the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (B) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley), and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley.

(xix)               Financial Statements.  The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects (A) the financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (B) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments).  There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus or a document incorporated by reference therein in accordance with the Act and the Rules and Regulation, which has not been included or incorporated as so required.  The financial data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), not described in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Final Prospectus.  There are no “non-GAAP financial measures” (as such term is defined by the rules of the Commission) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(xx)                [Reserved]

(xxi)               Absence of Material Changes.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxii)              Legal Proceedings.  There are no legal or governmental actions, suits, claims or proceedings (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign) pending to which the Company or any Subsidiary is a party or of which any of their respective properties is subject at law or in equity which is required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and is not so described or, which, singularly or in the aggregate, if resolved adversely to the Company or any Subsidiary, would reasonably be likely to result in a Material Adverse Effect.  To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xxiii)             No Undisclosed Description.  There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or be filed as exhibits to the Registration Statement under the Act or the Rules and Regulations that have not been so described in all material respects or filed.

(xxiv)             No Stamp or Transaction Tax.  No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the People’s Republic of China (which, for purpose of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region) (the “PRC”), the British Virgin Islands or in the United States by or on behalf of any Underwriter to any PRC, British Virgin Islands or United States taxing authority in connection with (A) the execution and delivery of this Agreement; and (B) the issuance, sale and delivery of the Offered Shares.

(xxv)              Absence of Existing Defaults and Conflicts.  Neither the Company nor any Subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (A) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (B) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their properties may be bound or affected, or (C) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(xxvi)             Permits and Licenses.  Each of the Company and the Subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities required to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus (collectively, “Permits”) except for such Permits the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect (the “Immaterial Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits other than the Immaterial Permits (the “Material Permits”); all such Material Permits held by the Company or the Subsidiaries are valid and in full force and effect.  Neither the Company nor any Subsidiary has received notice of any proceedings relating to revocation or modification of any such Material Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxvii)            Not an Investment Company.  Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be (A) an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations of the Commission thereunder, or (B) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(xxviii)           [Reserved]

(xxix)              [Reserved]

(xxx)               [Reserved]

(xxxi)              Absence of Manipulation.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxxii)             Good Title to Property.  Each of the Company and the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the General Disclosure Package and the Final Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (“Liens”), except such as are described in the Registration Statement, the General Disclosure Package and the Final Prospectus and those that would not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.  All of the property described in the Registration Statement, the General Disclosure Package and the Final Prospectus as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(xxxiii)            Intellectual Property Rights.  The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses, if any, described in the Registration Statement, the General Disclosure Package and the Final Prospectus are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  Each of the Company and the Subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  The Company’s and each Subsidiary’s businesses as now conducted and as proposed to be conducted, to the knowledge of the Company, do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person.  The Company has not received notice of any material claim against the Company or any Subsidiary alleging the infringement by the Company or any of its Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other Intellectual Property right or franchise right of any person.  The Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  To the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim.  The Intellectual Property owned by the Company and its Subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property.

(xxxiv)            Absence of Labor Disputes.  Neither the Company nor any Subsidiary is engaged in any illegal labor practice.  No strike, labor disputes, slowdown or stoppage is pending, and no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary that might reasonably be expected to result in a Material Adverse Effect.

(xxxv)             Taxes.  The Company and each Subsidiary has (A) timely filed all necessary federal, state, local and foreign income, franchise and other tax returns, reports or filings (or timely filed applicable extensions therefore) that have been required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns, reports or filings or any assessments with respect thereto, other than any which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus.  Neither the Company nor any Subsidiary has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.  All national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company and its Subsidiaries are valid, binding and enforceable and do not violate any PRC law.

(xxxvi)            ERISA.  Neither the Company nor any of its Subsidiaries is subject to or has any obligations under the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder.

(xxxvii)           Compliance with Environmental Laws.  The Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule, regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not, individually or in the aggregate with all such violations and liabilities, have a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. There are no proceedings that are pending, or, to the Company’s knowledge, contemplated, against the Company or any of its Subsidiaries under Environmental Laws in which a governmental authority is also a party that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxviii)          Insurance.  The Company and each Subsidiary maintains or is covered by insurance as is customary for companies engaged in similar businesses in similar industries in the PRC.  All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any insurance coverage that it sought or for which it has applied.

(xxxix)            Internal Control and Compliance with the Sarbanes-Oxley Act.  The Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Subsidiaries maintain and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets.  The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company is not aware of, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xl)                 Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the chief executive officer or chief financial officer that the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.

(xli)                Contracts; Instruments.  There is no franchise, contract, lease, instrument or other document of a character required by the Act or the Rules and Regulations to be described in the General Disclosure Package and in the Final Prospectus or a document incorporated by reference therein, or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required; and all statements summarizing any such franchises, contracts, leases, instruments or other documents contained in the Registration Statement or a document incorporated by reference therein fairly present in all material respects the information required to be shown with respect thereto.  The contracts described in the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company, nor to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts, except any such breach or default which, individually or in the aggregate, would not have a Material Adverse Effect.

(xlii)               No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Final Prospectus or a document incorporated by reference therein and which has not been so described in all material respects.

(xliii)              No Finder’s Fee.  Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Shares.

(xliv)              Forward-Looking Statements.  No forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv)               Nasdaq; Exchange Act Registration.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to terminate, or reasonably likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the Nasdaq Global Select Market for maintenance of inclusion of the Common Stock thereon.

(xlvi)              Minute Books.  The minute books of the Company and each Subsidiary have been made available to the several Underwriters and counsel for the Underwriters, and such books (i) contain an accurate summary of all meetings and actions of the Board (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each Subsidiary, through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xlvii)             Corrupt Practices. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any Subsidiary, including without limitation any director, officer, agent or employee of the Company or any Subsidiary has, directly or indirectly, while acting on behalf of the Company or any Subsidiary (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or (D) made any other unlawful payment or received or retained any other unlawful funds.  The Company has adopted policies and procedures reasonably designed to ensure compliance with FCPA and has appointed a compliance officer as part of the Company’s FCPA compliance efforts.

(xlviii)            Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.  The Company has obtained written consents to the use the statistical, industry-related and market-related data included in the General Disclosure Package and the Final Prospectus, and such consents have not been revoked.

(xlix)              Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(l)                  OFAC.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to U.S. sanctions administered by OFAC is pending or, to the Company’s knowledge, threatened;  and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(li)                 FINRA Affiliations.  There are no affiliations or associations between (A) any member of FINRA and (B) the Company or, to the Company’s knowledge, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(lii)                 Trading Market.  No approval of the stockholders of the Company under the rules and regulations of the Nasdaq Global Select Market (including Rule 4350 of the Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the several Underwriters the Offered Shares.

(liii)               FINRA Review.  To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of FINRA, the registration of the Offered Shares registered with the Commission could have been affected on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(liv)               Dividends to Company.  Except as disclosed in the General Disclosure Package and in the Final Prospectus, none of the Subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC Subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(lv)                PRC Overseas Investment and Listing Regulations.  Except as disclosed in the General Disclosure Package and in the Final Prospectus, the Company and each of its Subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such Subsidiary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal stockholders as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(lvi)               Off-Balance Sheet Transactions.  The General Disclosure Package and the Final Prospectus each fairly and accurately describe in all material respects all material trends, demands, commitments and events known to the Company and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur, and neither the Company nor any of its Subsidiaries is engaged in any, nor has any obligations under, any “off-balance sheet transactions or arrangements” as defined by the Commission.  As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(lvii)              Accurate Disclosure.  The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Offered Shares, are accurate, complete and fair in all material respects.

(lviii)             PRC M&A Rules.  As of the date of the Final Prospectus and as of the date of this Agreement, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and SAFE of the PRC on August 8, 2006 (the “M&A Rules”) did not and do not apply to the issuance and sale of the Offered Shares, the listing and trading of the Offered Shares on the Nasdaq Global Select Market, or the consummation of the transactions contemplated by this Agreement, nor is the China Securities Regulatory Commission (the “CSRC”) or other PRC governmental approval required in connection with the above.

(lix)               Employee Benefits.  Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its Subsidiaries or to any other person; the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, codes and other requirements relating to employee benefits.

(lx)                 No Immunity.  None of the Company, any of its Subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the PRC, New York or United States federal law; and, to the extent that the Company, any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waive and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 hereof.

(lxi)                Dividends to Holders of Shares.  Except as set forth in the General Disclosure Package and the Final Prospectus, all dividends and other distributions declared and payable on the Offered Shares may under current United States and PRC law and regulations be paid to the holders of the Offered Shares in United States dollars and may be converted into foreign currency that may be transferred out of the United States and the PRC, and all such payments made to holders thereof or therein who are non-residents of the United States or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the United States or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United States and the PRC or any political subdivision or taxing authority thereof or therein.

(lxii)               Item 701 Sales. The Company has not effected any sales of the Offered Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(lxiii)              Choice of Law.  Under the laws of the British Virgin Islands, the courts of the British Virgin Islands recognize and give effect to the choice of law provisions set forth in Section 16 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.  Under the laws and regulations of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth in Section 16 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.

3.            Purchase, Sale and Delivery of Offered Shares.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $14.10 per share, the respective number of Offered Shares set forth opposite the names of such Underwriters in Schedule A hereto.

The Offered Shares will be delivered by or on behalf of the Company to, or as instructed by, the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Shearman & Sterling LLP, at 9:00 A.M., New York time, on March 22, 2011, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to this offering.  The Offered Shares so to be delivered or evidence of their issuance will be in definitive form, in such denominations and registered in such names as the Representative requests.  The Offered Shares will be made available for checking at Shearman & Sterling LLP or such other place designated by the Representative at least 24 hours prior to the Closing Date.

The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the office of Shearman & Sterling LLP or other location designated by the Representative 24 hours prior to the Closing Date or such other time designated by the Representative.

4.            Offering by Underwriters.       It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus.

5.            Certain Agreements of the Company.

(a)           The Company agrees with the several Underwriters that:

(i)         Reporting Obligations; Exchange Act Compliance.  The Company will (i) use its commercially reasonable efforts to cause the Registration Statement to remain effective and any post-effective amendments thereto to become effective as promptly as possible; (ii) prepare the Final Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A and 430B of the Rules and Regulations, as applicable, (iii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Final Prospectus or document incorporated by reference therein of which any Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iv) promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the cases of clauses (i) through (iv) during the period subsequent to the date of the Final Prospectus and at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer (the “Prospectus Delivery Period ”).

(ii)         Abbreviated Registration Statement.  If the Company elects to rely upon Rule 462(b) of the Rules and Regulations, the Company shall file a registration statement under Rule 462(b) of the Rules and Regulations with the Commission in compliance with Rule 462(b) by 8:00 a.m., Washington, D.C. time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(iii)         Notice to Underwriters.  The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time, will offer the Representative a reasonable opportunity to comment on any such amendment or supplement, and will not effect such amendment or supplement without the Representative’s consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representative promptly of (i) the filing of any amendment to or supplement of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.  Additionally, during the Prospectus Delivery Period, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A or 430B, as applicable, of the Rules and Regulations and will use its best efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Rules and Regulations were received in a timely manner by the Commission.

(iv)         Filing of Prospectus.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(v)         Filing of Amendments or Supplements.  If, during the Prospectus Delivery Period, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon the reasonable request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(vi)         Conflicting Issuer Free Writing Prospectus.  If, during the Prospectus Delivery Time and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(vii)         Furnishing of Prospectuses.  The Company will deliver promptly to the Representative and its counsel such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and, during the Prospectus Delivery Period, each amendment thereto (in each case including exhibits), (B) copies of each Preliminary Prospectus, if any; (C) copies of the General Disclosure Package; (D) any Issuer Free Writing Prospectus, (E) during the Prospectus Delivery Period, copies of the Final Prospectus (or any amendments or supplements thereto); (F) during the Prospectus Delivery Period, any document incorporated by reference in the Final Prospectus (other than any such document that is filed with the Commission electronically via EDGAR (as defined below) or any successor system and (G) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Shares under the Act.

(viii)        Blue Sky Laws.  The Company will promptly take or cause to be taken, from time to time, such actions as the Representative may reasonably request to qualify the Offered Shares for sale under the state securities, or blue sky, laws of such states or other jurisdictions as the Representative may reasonably request and to maintain such qualifications in effect so long as the Representative may request for the distribution of the Offered Shares, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any exemption relating to) the Offered Shares in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(ix)          Rule 158.   As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its stockholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(x)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Offered Shares in the manner set forth in the General Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(xi)         Lock-Up Period.   For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its shares of the Common Stock, or any securities convertible into or exchangeable or exercisable for any of its shares of the Common Stock, (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except  issuances of Lock-Up Securities pursuant to issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof,  grants of employee stock options pursuant to the terms of its Amended and Restated 2006 Equity Incentive Plan, or issuances of Lock-Up Securities pursuant to the exercise of such options.  The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives such extension in writing.  The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xii)         Lock-Up Letters.  The Company will cause each of the Company’s executive officers and directors whose names are set forth on Annex B-I hereto to furnish to the Underwriters, on the date hereof, a letter, substantially in the form of Annex B-II hereto (the “Lock-Up Agreement”).  The Company will enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-Up Agreement.

(xiii)         Public Communications.  Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly and will not hold any press conference with respect to the Company or any of the Subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Subsidiaries, or the offering of the Offered Shares (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange, in which case the Company shall use its reasonable best efforts to allow the Representative reasonable time to comment on such release or other communication in advance of such issuance.

(xiv)         Stabilization.  The Company will not, and the Company will cause the Subsidiaries not to, take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Shares.

(xv)         Transfer Agent.  The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Offered Shares.

(xvi)        Listing.  The Company will use its best efforts to maintain the listing of the Offered Shares on the NASDAQ Global Select Market.

(xvii)       Filing of Reports.  For two years from the date of this Agreement, the Company will timely file with the Commission such periodic and special reports as are required by the Rules and Regulations.

(xviii)      Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(xix)         Controls and Procedures.  For two years from the date of this Agreement, the Company and its Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company, including its Subsidiaries, is made known to them by others within those entities.

(xx)         SAFE Rules and Regulations.  For two years from the date of this Agreement, the Company shall comply with the SAFE rules and regulations (the ”SAFE Rules and Regulations”) in all material respects, and shall use best efforts to cause the Company’s stockholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each stockholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under applicable SAFE Rules and Regulations.

(xxi)         OFAC.  The Company will not directly or indirectly use the proceeds of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii)        FCPA.  For two years from the date of this Agreement, the Company, including any parent, subsidiary, affiliate, employee or agent thereof, will comply with the FCPA.

(xxiii)       Investment Company Act.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner (i) as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act, and (ii) that would result in the Company or the Subsidiary not in compliance with any applicable laws, rules and regulations of the SAFE.

(xxiv)       Sarbanes-Oxley Act.  The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.

(xxv)        Finder’s Fee.  Except as contemplated hereby, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxvi)       Taxes.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares to the Underwriters and on the execution and delivery of this Agreement.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xxvii)      Cost and Expenses.  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Representative all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (A) the preparation, printing, filing, delivery and shipping of the General Disclosure Package and the Final Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Underwriters and dealers (including costs of mailing and shipment), (B) the registration, issue, sale and delivery of the Offered Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Shares and the printing, delivery, and shipping of the certificates representing the Offered Shares, (C) the registration or qualification of the Offered Shares under the securities or blue sky laws of such jurisdictions designated pursuant to Section 5(a)(viii) hereof, (including the reasonable and documented legal fees and filing fees, and other disbursements of counsel to the Representative in connection therewith), and, if reasonably requested by the Representative, the preparation and printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers,  (D) the fees and expenses of any transfer agent or registrar for the Offered Shares, (E) fees, disbursements and other charges of U.S., PRC and BVI counsel to the Company, (F) listing fees, if any, for the listing or quotation of the Offered Shares on the NASDAQ Global Select Market and (G) fees and disbursements of the Company’s auditor incurred in connection with this offering, including the delivering of the letter(s) described in Sections 7(a) hereof.

(xxviii)     Interim Financial Statements.  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as practicable after they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxix)        Furnishing of Company’s trademarks.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered Shares in connection with this offering; provided, however, that any such license is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter without the Company’s prior written consent.

(xxx)         Performance.  The Company shall use commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Offered Shares.

6.           Free Writing Prospectuses.    The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file any electronic road show with the Commission.

7.           Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Shares on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)       Comfort Letters.  The Representative shall have received letters, dated, respectively, the date hereof and at the Closing Date, of BDO China Li Xin Da Hua CPA Co., Ltd., confirming that they are an independent registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form attached as Annex C hereto; provided, however, that in any letter dated the Closing Date, the specified date referred to in Annex C shall be a date no more than three days prior to the Closing Date.

(b)       Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(iv) of this Agreement.  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter shall be contemplated by the Commission.

(c)        No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries, taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in either the United States, British Virgin Islands, the PRC, or international financial, political or economic conditions or currency exchange rates, exchange controls, or taxation, including any transfer taxes, duties, or withholding obligations the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NASDAQ Global Select Market, or any setting of minimum or maximum prices for trading on such exchange; (iv)  any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any United States Federal, New York, British Virgin Islands, or the PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or the PRC; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, British Virgin Islands, or the PRC, any declaration of war by the United States Congress, the PRC, or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)        Opinion of U.S. Counsel for the Company.  The Representative shall have received an opinion, dated the Closing Date, of O’Melveny & Myers LLP, United States counsel for the Company, addressed to the Representative, substantially in form and substance satisfactory to the Representative.

(e)         Opinion of PRC Counsel for the Company.  The Representative shall have received an opinion, dated the Closing Date, of Commerce & Finance Law Offices, PRC counsel for the Company, addressed to the Company, substantially in the form set forth in Annex E hereto; in addition, Commerce & Finance Law Offices shall have furnished to the Representative a written letter, dated the Closing Date, authorizing the Company to release such opinion to the Representative.

(f)          Opinion of BVI Counsel for the Company.  The Representative shall have received an opinion, dated the Closing Date, of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, addressed to the Representative, substantially in form and substance satisfactory to the Representative.

(g)           Opinion of U.S. Counsel for the Underwriters.  The Representative shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date, addressed to the Underwriters, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Shearman & Sterling LLP may rely as to all matters governed by British Virgin Islands laws upon the opinion of Conyers Dill & Pearman and as to all matters governed by the laws of the PRC upon the opinions of Commerce & Finance Law Offices referred to above and the opinions of Fangda Partners referred to below.

(h)           Opinion of PRC Counsel for the Underwriters.  The Representative shall have received from Fangda Partners, PRC counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(i)            Officers’ Certificate.  The Representative shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(j)            Secretary’s Certificate.  The Representative shall have received a certificate, dated the Closing Date, of the secretary of the Company in which such officers shall state such matters as the Representative shall reasonably request.

(k)           CFO’s Certificate.  The Representative shall have received certificates, respectively dated the date hereof and the Closing Date, of the Chief Financial Officer of the Company with respect to certain financial and operating data contained in the Registration Statement and the General Disclosure Package, in form and substance satisfactory to the Representative.

(l)            Chairman and CEO’s Certificate.  The Representative shall have received certificates, respectively dated the date hereof and the Closing Date, of the Chairman and Chief Executive Officer of the Company with respect to certain financial and operating data contained in the Registration Statement and the General Disclosure Package, in form and substance satisfactory to the Representative.

(m)          Executive Vice President’s Certificate.  The Representative shall have received certificates, respectively dated the date hereof and the Closing Date, of the Executive Vice President of the Company with respect to certain financial and operating data contained in the Registration Statement and the General Disclosure Package, in form and substance satisfactory to the Representative.

(n)           Lock-up Letters.  On or prior to the date of this Agreement, the Representative shall have received lock-up letters from each of the directors and executive officers of the Company and the existing owners of the shares of Common Stock listed on Annex B-I, in each case substantially in the form attached hereto as Annex B-II.

(o)           Listing.  The Offered Shares shall have been listed and admitted and authorized for trading on the NASDAQ Global Select Market.

(p)           Abbreviated Registration Statement.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) of the Rules and Regulations shall have become effective under the Securities Act by 8:00 a.m., Washington, D.C. time, on the business day next succeeding the date of this Agreement.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request.  The Representative may in its sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8.	Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however,  that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting.”

(c)           Actions against Parties; Notifications.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action; and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contributions.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase the Offered Shares hereunder on the Closing Date and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative, and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares.  If  the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.           Notices.  All communications hereunder will be in writing and,

(a)           if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group; or

(b)           if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Zhongpin Inc., 21 Changshe Road, Changge City, Henan Province 461500, People’s Republic of China, Attention: Xianfu Zhu, Chairman and Chief Executive Officer, (Fax: 86-374-622-7818), with a copy (which shall not constitute notice) to: O’Melveny & Myers LLP, 37th Floor, Yin Tai Centre,  No. 2 Jianguomenwai Avenue, Beijing 100022, China, Attention: David Roberts, Esq., (Fax: 86-10-6563-4210);

provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.           Successors.      This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.  No purchaser of the Offered Shares from any Underwriter shall be deemed as a successor or assign merely because of such purchase.

13.           Representation.            The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.           Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.           Absence of Fiduciary Relationship.         The Company acknowledges and agrees that:

(a)            The Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)           The price of the Offered Shares set forth in this Agreement was established by Company following discussions and arm’s-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.           Applicable Law.             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints C T Corporation System as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding and agrees that service of process upon such agent and written notice of said service to the Company by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ZHONGPIN INC.

By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chairman and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Anthony Kontoleon
Name: Anthony Kontoleon
Title: Managing Director

Acting on behalf of itself and as the Representative of the several Underwriters named in Schedule A hereto.

1

SCHEDULE A

Underwriter	Total Number of Offered Shares to be Purchased
Credit Suisse Securities (USA) LLC	3,750,000
Cowen and Company, LLC	500,000
Oppenheimer & Co. Inc.	500,000
Maxim Group LLC	250,000
Total	5,000,000

SCHEDULE A - 1

SCHEDULE B

Zhongpin Inc.

5,000,000 shares of Common Stock

Issuer:	Zhongpin Inc.
Symbol:	NASDAQ/HOGS
Shares offered by the Company:	5,000,000 shares of Common Stock
Price to public:	$14.10 per share of Common Stock
Proceeds to the Company, net of underwriting discounts and commissions:	$66,975,000
Trade date:	March 17, 2011
Settlement date:	March 22, 2011
Underwriting discounts and commissions:	5.0%
CUSIP:	989-52K-107
Underwriters:	Credit Suisse Securities (USA) LLC
Cowen and Company, LLC
Oppenheimer & Co. Inc.
Maxim Group LLC

SCHEDULE B - 1

ANNEX A

Subsidiary	Place of Incorporation
Falcon Link Investment Limited	British Virgin Islands

Henan Zhongpin Food Co., Ltd.	PRC

Henan Zhongpin Food Share Co., Ltd.	PRC

Zhumadian Zhongpin Food Co., Ltd.	PRC

Henan Zhongpin Import and Export Trading Co., Ltd.	PRC

Anyang Zhongpin Food Co., Ltd.	PRC

Deyang Zhongpin Food Co., Ltd.	PRC

Henan Zhongpin Fresh Food Logistics Co., Ltd.	PRC

Henan Zhongpin Business Development Co., Ltd.	PRC

Luoyang Zhongpin Food Co., Ltd.	PRC

Yongcheng Zhongpin Food Co., Ltd.	PRC

Tianjin Zhongpin Food Co., Ltd.	PRC

Jilin Zhongpin Food Co., Ltd.	PRC

Henan Zhongpin Agriculture and Animal Husbandry Industry Development Co., Ltd.	PRC

ANNEX A - 1

ANNEX B-I

List of Directors and Executive Officers
Executing Lock-Up Agreements

Xianfu Zhu
Baoke Ben
Feng Wang
Chaoyang Liu
Ray Leal

ANNEX B-I

ANNEX B-II

Form of Lock-Up Agreement

______, 2011

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

As Representative of the Several Underwriters

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which a public offering of the share of common stock, par value $0.001 per share (the “Shares”), of Zhongpin Inc. and any successor (by merger or otherwise) thereto, (the “Company”), will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or securities convertible into or exchangeable or exercisable for any Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative.  In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for the Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representative to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

ANNEX B II - 1

Any Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Shares acquired by the undersigned in the open market will not be subject to this Agreement.  A transfer of Shares to a family member, any entity controlled by the family member, an affiliate of the undersigned or a trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of the Shares if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the public offering shall not have occurred on or before April 30, 2011.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of Stockholder]

ANNEX B II - 2

ANNEX C

Form of Comfort Letter to be delivered by BDO China Li Xin Da Hua CPA Co., Ltd., an independent registered public accounting firm

ANNEX C